STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

               ARTICLES OF INCORPORATION (Filed December 2, 1996)
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Pursuant  to  Sec.55-2-02  of  the  General  Statutes  of  North  Carolina,  the
undersigned does hereby submit these articles of Incorporation for the purpose of forming a business corporation.

1.     The  name  of  the  corporation  is:  ABC  REALTY  CO.
                                             ----------------

2.     The  number  of  shares  the  corporation  is authorized to issue is: 100
                                                                             ---
These  shares  shall  be:  (check  either  A  or  B)
A.     [X]  all  of  one  class,  designated  as  common  stock;  or
B. [ ] divided into classes or series within a class as provided in the attached schedule, with the information required by NCGS Sec. 55-6-01

3. The street address and county of the initial registered office of the corporation is:

     Number  and  street:  5602  MC  CALLUM  CT.
                           ---------------------
     City,  State,  Zip  Code:  CHARLOTTE,  NC  28266  County:  MECKLENBURG
                                -------------------------------------------

4. The mailing address if different from the street address of the initial registered office is: SAME
                         ----

5.     The  name  of  the  initial  registered  agent  is:  DUANE  C.  BENNETT
                                                            ------------------

6. Any other provisions which the corporation elects to include are attached.

7.     The  name  and  address  of  each  incorporator  are  as  follows:
          DUANE  C.  BENNETT
          5602  MC  CALLUM  CT.
          CHARLOTTE,  NC  28266

8. These articles will be effective upon filing, unless a date and or time is specified: December 2, 1996

This  the  2nd  day  of  December,  1996.

/s/  DUANE  C.  BENNETT
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PRESIDENT  AND  INCORPORATOR


Notes: 1. Filing fee is $100. This document and one exact or conformed copy of these articles must be filed with the Secretary of State. (Revised October 1991)